                           SOFTWARE LICENSE AGREEMENT

         This SOFTWARE LICENSE AGREEMENT (this "Agreement") is entered into effective as of February 21, 2001 (the "Effective Date"), by and between Handspring, Inc., a Delaware corporation with its principal place of business at 189 Bernardo Avenue, Mountain View, California 94043, and OmniSky Corporation, a Delaware corporation with its principal place of business at 1001 Elwell Court, Palo Alto, California 94303.

                                    RECITALS

         WHEREAS, Handspring has developed and is further developing certain browser software, known as the Handspring Wireless Web Browser, which enables wireless Internet access on wireless devices running the Palm OS operating system ("Palm OS");

         WHEREAS, OmniSky offers a wireless Internet and email service which enables its Customers to access and navigate the Internet, send and receive email messages and conduct e-commerce transactions;

         WHEREAS, OmniSky desires to obtain a license to the Handspring Wireless Web Browser, in order that it may supply such browser to its Customers, and Handspring desires to grant such license in exchange for the license fees, royalties and other provisions hereof, in accordance with the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 "Affiliate" shall mean any Entity that is directly or indirectly controlling, controlled by, or under common control with another Entity. For purposes of this Agreement, an Entity shall be regarded as in control of another Entity if it owns, or directly or indirectly controls, at least a majority of the voting stock or other ownership interest of the other Entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Entity by any means whatsoever. Notwithstanding the foregoing, OmniSky International, a joint venture of OmniSky and News Corporation, shall be deemed to be an "Affiliate" for purposes of this Agreement.

         1.2 "Client Software" shall mean Handspring's proprietary Palm OS-based browser application that resides on a wireless device, including without limitation PDAs, handheld computers and wireless telephones.

         1.3 "Customer" shall mean any authorized user of wireless services provided by OmniSky (or its Affiliates), or another Entity pursuant to an agreement with OmniSky (or its

Affiliate), to whom an object code copy of the Client Software or Handspring Derivative Work of the Client Software is sublicensed by OmniSky pursuant to the terms of this Agreement.

         1.4 "Entity" shall mean an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

         1.5 "Handspring" shall mean Handspring, Inc. together with its permitted successors and assigns.

         1.6 "Handspring Competitor" shall mean any of the parties listed in Exhibit A.

         1.7 "Handspring Derivative Work" shall mean a browser-related work created by Handspring during the term of this Agreement based on or incorporating the Licensed Software and operating on the Palm OS, including but not limited to Modifications, translations, abridgments, condensations, improvements, updates, enhancements, or any other form in which the Licensed Software may be recast, transformed, adapted, or revised. For purposes of this Section and for purposes of Section 1.10 as to OmniSky Derivative Works, "Modifications" shall mean any additions to or deletions from the code for the relevant software, including (a) any additions to or deletions from the contents of a file containing code from such software and (b) any new file that contains any material part of code from such software. Modifications (and Handspring Derivative Works and OmniSky Derivative Works) shall not include new files that do not contain any code from such software ("New File"). Handspring Derivative Works of the Proxy Software comprise object code only. Handspring Derivative Work shall also include any other work specifically so designated by both parties in writing in the future.

         1.8 "Licensed Software" shall mean, collectively, the Client Software and the Proxy Software and Handspring Derivative Works of each, respectively. The Proxy Software and Client Software collectively comprise the Handspring Wireless Web Browser.

         1.9 "OmniSky" shall mean OmniSky Corporation together with its permitted successors and assigns.

         1.10 "OmniSky Derivative Work" shall mean a work created by OmniSky and based on or incorporating the Client Software and operating on the Palm OS, including but not limited to Modifications (as defined in Section 1.7), translations, abridgments, condensations, improvements, updates, enhancements, or any other form in which the Client Software may be recast, transformed, adapted, or revised within the scope of the license granted under Section 2.1. The term "OmniSky Derivative Work" shall also include any other work specifically so designated by both parties in writing in the future.

         1.11 "Proxy Software" shall mean Handspring's proprietary server application, in object code form only, for retrieving, reformatting and delivering Internet content requested by the Client Software.

                                    ARTICLE 2

                                LICENSED SOFTWARE

         2.1 Subject to the terms of this Agreement, Handspring hereby grants to OmniSky (excluding its Affiliates) a nonexclusive, nontransferable, fee-bearing, worldwide license, without the right to sublicense, for the term of this Agreement, to use the source code of the Client Software delivered pursuant to
Section 2.4 (and any updates thereto) solely to modify the Client Software for the purpose of creating OmniSky Derivative Works.

         2.2 Subject to the terms of this Agreement, Handspring hereby grants to OmniSky and its Affiliates a nontransferable, nonexclusive, fee-bearing, worldwide license, during the term of this Agreement, to make copies of the object code version of the Client Software and any Handspring Derivative Work thereof, and to sublicense and distribute such copies to an unlimited number of Customers pursuant to sublicense agreements that protect Handspring's intellectual property rights therein to at least the same degree as this Agreement. In addition, OmniSky and/or its Affiliates may sublicense the foregoing distribution rights to the extent necessary to allow distribution of such copies through one or more resellers or other intermediaries. Neither OmniSky nor any Affiliate may sublicense its right to make such copies except to a contract fabricator acting directly on its behalf (and not on behalf of a reseller, intermediary or other third party). OmniSky shall have no right to sublicense the source code version of the Client Software or any Handspring Derivative Work thereof.

         2.3 Subject to the terms of this Agreement, Handspring hereby grants to OmniSky and its Affiliates a nonexclusive, nontransferable, fee-bearing, worldwide license to use and copy the Proxy Software and Handspring Derivative Works of the Proxy Software during the term of this Agreement. OmniSky may not sublicense the foregoing rights to any third party, but may, on an Application Service Provider basis, host and use copies of such Proxy Software and Handspring Derivative Works (residing on servers within its possession and control) for third parties.

         2.4 Handspring shall deliver to OmniSky, within two (2) business days after the Effective Date, a source code version and object code version of the Client Software and, within ten (10) business days after the Effective Date, an executable version or object code version of the Proxy Software. Should such Licensed Software fail to conform to the specifications and features set forth in Exhibit B ("Acceptance Criteria") in any material respect, as determined by OmniSky in its sole discretion, OmniSky shall notify Handspring of such failure and Handspring shall promptly modify and redeliver the Licensed Software to OmniSky until it satisfies the Acceptance Criteria. The date upon which the Licensed Software satisfies the Acceptance Criteria shall be the "Acceptance Date," which date shall be certified in writing by OmniSky. Notwithstanding the foregoing, either party may terminate this Agreement without liability to the other party at 5:00 p.m. PT on March 31, 2001, or at any time within forty-eight
(48) hours thereafter, if Handspring has not received OmniSky's certification of the Acceptance Date by such time.

         2.5 Handspring shall provide OmniSky with all updates to the Licensed Software commercially released by Handspring during the term of this Agreement as soon as reasonably practicable but in no event later than the date such updates are first commercially released by Handspring or any licensee of Handspring. Updates of the Client Software shall be provided in both object and source code form. Updates of the Proxy Software shall be provided in object code form only. Updates provided pursuant to this Section 2.5 shall be deemed to be Handspring Derivative Works.

         2.6 Handspring grants OmniSky no rights under this Agreement other than those expressly stated in this Agreement, whether by implication, estoppel or otherwise. Without limiting the foregoing, except as expressly authorized herein, OmniSky may not, and will ensure that no Affiliates, directly or through any third party, (a) transfer or sublicense any Licensed Software; (b) reverse engineer or otherwise attempt to access the source code of any Licensed Software; or (c) copy the Licensed Software, except for a reasonable number of backup copies for archival purposes. OmniSky will not delete or alter the copyright, trademark or other proprietary rights notices of Handspring and its licensors included with any Licensed Software, and will reproduce such notices on all copies thereof.

         2.7 OmniSky shall provide attribution credit to Handspring for the Licensed Software in a reasonably prominent manner in a browser-related "About" section of the OmniSky wireless services. Except as otherwise agreed by the parties, OmniSky shall not brand the Licensed Software as OmniSky's proprietary technology, except for standard proprietary branding of the OmniSky wireless service by OmniSky in the ordinary course and branding of specific features of OmniSky Derivative Works.

         2.8 OmniSky shall deliver to Handspring the following reports regarding the numbers of copies of the Client Software distributed to Customers hereunder, including without limitation Customers served by the Proxy Software in connection with ASP services under Section 2.3. Reports shall be submitted covering the periods beginning on the Effective Date and ending, respectively, on April 30, 2001, July 31, 2001, October 31, 2001 and January 31, 2002. Each report shall be submitted no later than 45 days after the end of such period and shall describe the cumulative number of copies distributed through the end of such period.

         2.9 Each party agrees to comply in all respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities, including without limitation all export laws applicable in any jurisdiction.

                                    ARTICLE 3

                         LICENSING AND MAINTENANCE FEES

         3.1 In return for the licenses granted pursuant to Sections 2.1 and 2.2 and subject to the terms and conditions of this Agreement, effective as of the Acceptance Date, OmniSky agrees to pay Handspring a one-time license fee equal to $[***], payable in three installments according to the following: (i)
$[***] shall be paid by the Acceptance Date, (ii) $[***] shall be paid by the first anniversary of the Effective Date and (iii) $[***] shall be paid by the second anniversary of the Effective Date.

         In furtherance of the foregoing and in consideration of the performance by Handspring of its obligations under Sections 2.1 and 2.2, OmniSky agrees to pay Handspring the annual maintenance fees for the Client Software set forth in the following schedule:

         Acceptance Date (covering the first full year):               $[***]

         First Anniversary of Effective Date
         (covering the second full year):                              $[***]

             Second Anniversary of Effective Date
             (covering the third full year):                           $[***]

         3.2 In return for the licenses granted pursuant to Section 2.3 and subject to the terms and conditions of this Agreement, OmniSky agrees to pay Handspring a license fee for the initial three years of the term of this Agreement equal to $[***], of which (i) $[***] shall be due and payable on the Acceptance Date, (ii) $[***] shall be due and payable on the first anniversary of the Effective Date and (iii) $[***] shall be due and payable on the second anniversary of the Effective Date. Unless and until either party notifies the other that it declines to renew this Agreement as provided in Section 6.1, $[***] shall be due and payable on each subsequent anniversary of the Effective Date.

         In furtherance of the foregoing and in consideration of the performance by Handspring of its obligations under Section 2.3, OmniSky agrees to pay Handspring the annual maintenance fees for the Proxy Software set forth in the following schedule:

         Acceptance Date (covering the first full year):               $[***]

         First Anniversary of Effective Date
         (covering the second full year):                              $[***]

             Second Anniversary of Effective Date
             (covering the third full year):                           $[***]

         3.3 In addition to the fees set forth in Sections 3.1 and 3.2, and subject to the terms and conditions of this Agreement, OmniSky agrees to expend not less than an aggregate of $[***] for marketing and related activities which promote Handspring products and the Handspring trade name (the "Marketing Funds"). With respect to the expenditure of such Marketing Funds, (i) $[***] of such Marketing Funds shall be expended by the first anniversary of the Effective Date, (ii) an additional $[***] of such Marketing Funds shall be expended by

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

the second anniversary of the Effective Date and (iii) the remaining $[***] of such Marketing Funds shall be expended by the third anniversary of the Effective Date. The Marketing Funds will be used for marketing and other promotional activities that have been approved in advance by both OmniSky and Handspring. Such activities may include, but are not limited to, prominent mention of Handspring in advertisements, subsidization of wireless modems for use with Handspring devices and inclusion of Handspring products in OmniSky media events. Before any amounts may be credited against OmniSky's marketing obligations, OmniSky must submit a request to Handspring, together with a description of the activities and a budget of the costs of the activities, for approval. Handspring will use reasonable efforts to respond to each such request within ten (10) days of receipt. OmniSky may credit against its marketing obligations hereunder any activities approved by Handspring pursuant to this Section 3.3. If OmniSky expends, or causes to be expended, an amount which exceeds the approved budgeted amount, any amounts that exceed the approved budget by more than 10% shall not be credited against OmniSky's marketing obligations unless and until such excess amounts are approved by Handspring.

         3.4 In return for Handspring licensing and providing to OmniSky the Handspring Derivative Works, OmniSky shall reimburse Handspring, within 30 days after receipt of invoice therefor, for all amounts payable by Handspring to its licensors and other third-party suppliers that would not have been payable by Handspring but for OmniSky's exercise of the licenses granted hereunder. Notwithstanding the foregoing, at least thirty (30) days prior to any delivery to OmniSky of a Handspring Derivative Work, Handspring shall notify OmniSky in writing of the amount of the reimbursement obligation that would be incurred by OmniSky as a result of such Handspring Derivative Work. If OmniSky notifies Handspring in writing within ten (10) business days after receiving the foregoing reimbursement notice that OmniSky wishes to exclude such Handspring Derivative Work from the licenses granted hereunder, Handspring shall not deliver to OmniSky such Handspring Derivative Work, and OmniSky shall not be responsible for any reimbursement obligation with respect thereto.

         3.5 Notwithstanding the foregoing, if at anytime Handspring shall license both the Client Software and the Proxy Software (excluding any hosting of the Proxy Software by Handspring on an ASP-basis) to any Entity identified in Exhibit C (a "Third Party License") in consideration for licensing, maintenance or other fees which, in the aggregate and in light of any different terms of such Third Party License, are less than the aggregate of the licensing, maintenance and other fees (excluding the Marketing Funds) payable by OmniSky hereunder, then the licensing, maintenance and other fees payable by OmniSky hereunder shall automatically be reduced to an amount equal or, in light of any different terms of such Third Party License, equivalent to the fees payable under the Third Party License; provided that, under no circumstances shall Handspring be required pursuant to this Section 3.5 to refund amounts previously paid by OmniSky to Handspring under this Agreement. Handspring agrees to notify OmniSky in writing within fourteen (14) days after its execution of any agreement which triggers the fee reduction set forth in this Section 3.5.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                    ARTICLE 4

                                TECHNICAL SUPPORT

         4.1 Handspring shall provide OmniSky with technical support of the Proxy Software at the levels set forth on Exhibit D and for the period(s) provided below. All technical support provided by Handspring will be performed in a full and professional manner by qualified individuals. OmniSky shall pay Handspring a total of $[***] in four equal installments of $[***] due in advance, respectively, on the Acceptance Date and three, six and nine months after the Effective Date, which shall entitle OmniSky to support through the first anniversary of the Effective Date. Subject to OmniSky's continued payment therefor, such support shall automatically renew for subsequent one-year terms on the same terms unless OmniSky notifies Handspring, at least sixty (60) days before the end of the then-current term, of its election not to renew. OmniSky may terminate support at any time by written notice to Handspring; provided that, if such termination occurs before the first anniversary of the Effective Date, any unpaid balance of the $[***] fee for the initial year of such services shall accelerate and be payable in full upon such termination. If such termination occurs after the first anniversary of the Effective Date, OmniSky shall not be responsible for any installment of the $[***] fee for the current renewal term which has not yet become due pursuant to this Section 4.1. In addition to the foregoing technical support, Handspring shall provide OmniSky, at no additional charge, up to ten (10) hours per calendar quarter of technical support regarding the use of the source code to the Client Software (in such form as delivered hereunder by Handspring). OmniSky shall be solely responsible for support of its Customers.

         4.2 Notwithstanding the foregoing, if at anytime hereafter Handspring commences providing technical support in substantially the same manner as described in Section 4.1 as part of its licensing terms for the Licensed Software for fees that, in the aggregate and in light of any different terms of such technical support, are less than the fees payable by OmniSky therefor, then the fees payable by OmniSky shall automatically be reduced to an amount equal or, in light of any such different terms, equivalent to such lower fees.

         4.3 Without limiting the technical support provided in Section 4.1, within thirty (30) days after the Effective Date, Handspring shall conduct a one-day training program regarding the Licensed Software for up to an aggregate of ten (10) OmniSky personnel. Such program will take place at a time and place mutually agreed by the parties, and shall be conducted in such a manner as is reasonably adequate to train OmniSky personnel in relevant aspects of the Licensed Software, including without limitation, the server architecture and operations, installation, configuration, troubleshooting, scaling and tuning.

                                    ARTICLE 5

                          OWNERSHIP OF DERIVATIVE WORKS

         5.1 All Handspring Derivative Works shall be the sole and exclusive property of Handspring. Other than any Licensed Software included therein, all OmniSky Derivative Works

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

shall be the sole and exclusive property of OmniSky. Without limiting the foregoing, upon termination or expiration of this Agreement for any reason, OmniSky shall have no license, express or implied, with respect to any Licensed Software included in any OmniSky Derivative Work.

         5.2 Handspring agrees that its sole and exclusive ownership of Handspring Derivative Works is subject to the licenses granted in such Handspring Derivative Works in Article 2 hereof. OmniSky agrees that its sole and exclusive ownership of OmniSky Derivative Works is subject to the licenses granted in such OmniSky Derivative Works in Section 5.3.

         5.3 OmniSky agrees to present, in both source and object code form, all OmniSky Derivative Works to Handspring as soon as reasonably practicable but in no event later than commercial release thereof by OmniSky. OmniSky hereby grants to Handspring a perpetual (except as provided below), nonexclusive, worldwide and royalty-free license to use, copy, distribute and modify the source code version and object code version of any OmniSky Derivative Work; provided that, for the period of one hundred eighty (180) days after the date of delivery to Handspring of any OmniSky Derivative Work, Handspring shall be prohibited from distributing such OmniSky Derivative Work to or using such OmniSky Derivative Work on behalf of any other licensee of the Client Software without OmniSky's prior written consent. Notwithstanding the foregoing, Handspring's rights in the source code of OmniSky Derivative Works shall terminate upon expiration or termination of this Agreement for any reason.

         5.4 Subject to the terms of this Agreement, OmniSky hereby grants to Handspring, under any rights exercisable by OmniSky now or hereafter in OmniSky OneTap, a nonexclusive, perpetual, fully paid-up, worldwide license to use, copy, modify and distribute OmniSky OneTap as part of Handspring's products or services. For the purpose of this Agreement, OmniSky OneTap shall mean that certain proprietary HTML-based software application, and related programming interface, developed by OmniSky that enables applications to exchange data through a tap or series of taps on a handheld device.

                                    ARTICLE 6

                                   TERMINATION

         6.1 This Agreement is effective as of the Effective Date and, unless earlier terminated as provided below, shall continue in effect for an initial term of three years. Thereafter, this Agreement shall automatically renew for successive one-year periods unless either party notifies the other party, in writing no less than sixty (60) days before the end of the initial term or then current renewal period, that such party declines to renew this Agreement. If the parties renew this Agreement, OmniSky shall have a license to the source code of the Client Software that, in consideration of the fees set forth in Section 3.1, shall be deemed fully paid and royalty-free.

         6.2 Either party hereto shall have the right to terminate this Agreement if the other party breaches any of the material terms, conditions or obligations of this Agreement, by giving such other party thirty (30) days advance written notice which specifically sets forth the breach

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
alleged. Such notice of termination shall not be effective if such other party cures the specified breach within such thirty (30) day period. OmniSky shall have the right to terminate this Agreement for convenience for any reason or no reason upon thirty (30) days advance written notice to Handspring.

         6.3 Without limiting any available remedy at law or in equity, upon any termination of this Agreement pursuant to this Article 6, all rights and obligations of the parties under this Agreement shall be extinguished, except that (a) if OmniSky terminates for convenience as provided above, all unpaid installments of the Client Software license fee set forth in Section 3.1 shall accelerate and be paid in full on or prior to such termination, provided that all such unpaid installments shall be cancelled if OmniSky terminates this Agreement as a result of Handspring electing not to indemnify a third party claim in reliance on the limitation of liability under Article 12, (b) all other accrued payment obligations hereunder shall survive such termination or expiration, (c) the rights and obligations of the parties under Articles 5, 6, 8, 10 and 12 shall survive such termination or expiration, and (d) OmniSky shall deliver to Handspring all copies of the Licensed Software within its possession or control, together with a writing executed by an officer of OmniSky certifying that no copies of the source code of the Client Software have been delivered or disclosed to any third party.

         6.4 If OmniSky's rights, obligations or privileges hereunder are assigned to any Handspring Competitor without Handspring's prior written consent, all of OmniSky's rights in the source code of the Client Software (and any updates) licensed hereunder shall terminate immediately prior to such assignment, and OmniSky shall, prior to effectiveness of such assignment, deliver to Handspring all copies of such source code within its possession or control, together with a writing executed by an officer of OmniSky certifying that no copies of such source code have been delivered or disclosed to any third party. Otherwise, subject to Article 9 and Sections 6.1, 6.2 and 6.3, upon any such assignment this Agreement will remain in full force and effect.

                                    ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

         7.1 Handspring represents and warrants that (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; (ii) to Handspring's knowledge, other than [***] to the extent applicable to the Licensed Software ("[***] Rights"), Handspring is the owner of all proprietary rights, including patent, copyright, trade secret, trademark and other proprietary rights, in and to the Licensed Software; (iii) it has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder; (iv) upon execution, this Agreement shall constitute a legal, valid and binding obligation of Handspring enforceable in accordance with its terms; (v) it has not granted, and will not grant during the term of this Agreement, any license or assignment that is inconsistent with the license rights granted to OmniSky herein; and (vi) it is not aware of any threatened or pending action, suit, investigation, claim or proceeding relating to the Licensed Software as of the Effective Date of this Agreement.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

         7.2 OmniSky represents and warrants that (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; (ii) upon execution, this Agreement shall constitute a legal, valid and binding obligation of OmniSky enforceable in accordance with its terms; and
(iii) it has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

         7.3 THE LIMITED WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 7 ARE IN LIEU OF ALL OTHER WARRANTIES, AND HANDSPRING HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HANDSPRING DOES NOT WARRANT THAT USE OF ANY LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE.

                                    ARTICLE 8

                                 INDEMNIFICATION

         8.1 Handspring will defend, indemnify, and hold harmless OmniSky and its directors, officers and employees from and against any and all claims, costs, losses, damages, judgments, obligations, liabilities and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with or related in any way to any third-party claim alleging that the Licensed Software, or the use and/or distribution thereof as contemplated herein, infringe or misappropriate any copyright, trademark, trade secret or patent (other than any [***] Rights) of any third party; provided that OmniSky provides Handspring with (x) prompt written notice of such claim or action; (y) sole control and authority over the defense or settlement of such claim or action; and (z) reasonable assistance to defend and/or settle any such claim or action; provided, further, that failure to give notice as provided in subsection (x) above in a timely fashion shall not result in a waiver of any right to indemnification hereunder except to the extent Handspring is prejudiced thereby and then only to the extent of such prejudice. This Section does not apply to liability for claims arising from modification of the Licensed Software not performed by Handspring, use of the Licensed Software outside the scope of the license granted herein or combination of the Licensed Software with other products not provided by Handspring, to the extent such liability would not have arisen but for such modification, use or combination.

         8.2 Subject to the limitations described in the last sentence of this Section, OmniSky will defend, indemnify, and hold harmless Handspring and its directors, officers, employees and agents from and against any and all claims, costs, losses, damages, judgments, obligations, liabilities and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with or related in any way to any third-party claim arising from the development, reproduction, use or distribution of OmniSky Derivative Works; provided that Handspring provides OmniSky with (x) prompt written notice of such claim or action; (y) sole control and authority over the defense or settlement of such claim or action; and (z) reasonable assistance to defend and/or settle any such claim or action; provided, further, that failure to give notice as

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

provided in subsection (x) above in a timely fashion shall not result in a waiver of any right to indemnification hereunder except to the extent OmniSky is prejudiced thereby and then only to the extent of such prejudice. This Section does not apply, and OmniSky shall have no liability hereunder, with respect to any claim for which OmniSky is entitled to indemnification under any of the terms of Section 8.1 above to the full extent of such indemnification.

         8.3 THIS SECTION 8 SETS FORTH EACH PARTY'S SOLE OBLIGATION, AND THE OTHER PARTY'S EXCLUSIVE REMEDY, FOR ANY THIRD-PARTY CLAIMS OF INFRINGEMENT ARISING IN CONNECTION WITH THIS AGREEMENT.

                                    ARTICLE 9

                                   ASSIGNMENT

         Neither party may assign this Agreement, in whole or in part, without the other party's prior written consent. Notwithstanding the foregoing, each party shall be entitled to assign its rights, obligations and privileges hereunder, in whole or in part, to any Affiliate, merger partner, successor in business, or acquirer of all or substantially all its assets without obtaining the other's consent to such assignment. Any assignment by either party shall not result in an increase in the scope of the licenses granted pursuant to this Agreement unless agreed to in writing by the other party. In the event OmniSky assigns its payment obligations to a foreign Affiliate, OmniSky or such Affiliate shall bear responsibility for payment of any and all withholding taxes such that net amounts paid to Handspring (or its Affiliates, as applicable) hereunder shall not be reduced.

                                   ARTICLE 10

                                 CONFIDENTIALITY

         10.1 A party hereto ("Recipient") receiving Confidential Information (as defined below) of the other party ("Disclosing Party") will not use such Confidential Information except to exercise rights or perform obligations under this Agreement, and will not disclose such Confidential Information to any third party. This Section does not apply to information that is (a) or becomes publicly known through no act of Recipient, (b) in Recipient's possession when disclosed without breach of any legal obligation, (c) received by Recipient from a third party without such party's breach of any legal obligation, (d) developed by Recipient without use of the Disclosing Party's Confidential Information, or
(e) disclosed as needed to enforce any right or obligation of this Agreement at law or inequity. In addition, a Recipient may disclose Confidential Information pursuant to a requirement of a judicial, administrative or other governmental agency; provided that sufficient written notice is given to the Disclosing Party prior to such disclosure to enable the Disclosing Party to seek an order limiting or precluding such disclosure.

         10.2 "Confidential Information" means (a) in the case of Handspring, the source code of the Client Software, which shall be deemed a trade secret of Handspring, (b) in the case of OmniSky, the reports delivered pursuant to
Section 2.8 and (c) in the case of either party, all other information that (i) is designated as such in writing by the Disclosing Party when or before disclosed to the Recipient;

(ii) is orally or visually disclosed, or disclosed in writing without such designation, if the Disclosing Party delivers such designation within 30 days thereafter; or (iii) the Recipient may reasonably be expected to know, based on its nature or the circumstances of its disclosure, is maintained in confidence by the such party for competitive advantage or other commercial benefit.

                                   ARTICLE 11

                                     NOTICES

         All notices or other communications required or permitted hereunder shall be in writing and shall be personally delivered, telecopied (with confirmation of transmission), or given by certified mail, postage prepaid with return receipt requested, addressed as follows:

         if to Handspring:          Handspring, Inc.
                                    189 Bernardo Avenue
                                    Mountain View, CA 94043
                                    Attention: Ravi Sundararajan

         with a copy to:            Handspring, Inc.
                                    189 Bernardo Avenue
                                    Mountain View, CA 94043
                                    Attention: General Counsel

         if to OmniSky:             OmniSky Corporation
                                    1001 Elwell Court
                                    Palo Alto, CA 94303
                                    Attention: Michael Dolbec

         with a copy to:            OmniSky Corporation
                                    1001 Elwell Court
                                    Palo Alto, CA 94303
                                    Attention: General Counsel

Any party may change the above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided herein (if delivered personally or by telecopy) or on the date when postmarked (if delivered by mail).

                                   ARTICLE 12

                            LIMITATIONS OF LIABILITY

OTHER THAN LIABILITY UNDER SECTION 10 AND LIABILITY UNDER SECTION 8 (EXCLUDING CLAIMS UNDER PATENTS ISSUED AFTER THE EFFECTIVE DATE), NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY FOR
(A) DAMAGES IN EXCESS OF AMOUNTS

ACTUALLY PAID TO HANDSPRING UNDER THIS AGREEMENT, OR (B) SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF USE, DATA, BUSINESS OR PROFITS) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY ACKNOWLEDGES THAT THE FOREGOING LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF THE LIMITED REMEDIES AVAILABLE HEREUNDER.

                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

         13.1 Press Release. The parties agree to issue a joint press release concerning the relationship created by this Agreement no later than ten (10) days after the Acceptance Date. The content of this press release shall be mutually agreed upon by the parties prior to release.

         13.2 Titles and Headings. Titles and headings to paragraphs herein are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

         13.3 Execution in Counterparts. This Agreement may be executed in one or more counterparts and by facsimile, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

         13.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous or contemporaneous proposals or agreements, oral or written, and all negotiations, conversations or discussions between the parties relating to the subject matter hereof.

         13.5 Amendments. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions contained herein, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

         13.6 Severability. Should one or more of the provisions of this Agreement be or become invalid, the parties shall substitute, by mutual consent, valid provisions for invalid provisions, which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such provisions. In case such provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it can be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

         13.7 Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said party whether of a similar nature or otherwise.

         13.8 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without reference to its or any other jurisdiction's conflict of law principles.

         13.9 No Partnership. OmniSky and Handspring are independent contractors and neither party is the legal representative, agent, joint venture, partner or employee of the other party for any purpose whatsoever. Neither party has any right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in the manner appropriate for each, as of the day and year first written above.

                                                     Handspring, Inc.

                                                     By: /s/ Ravi Sundararajan
                                                        ------------------------

                                                     Name: Ravi Sundararajan
                                                          ----------------------

                                                     Title: Vice President,
                                                            Business Development
                                                          ----------------------

                                                     OmniSky Corporation

                                                     By: /s/ Patrick McVeigh
                                                        ------------------------

                                                     Name: Patrick McVeigh
                                                          ----------------------

                                                     Title: Chief Executive
                                                            Officer
                                                           ---------------------

                                    EXHIBIT A

                             HANDSPRING COMPETITORS




[***]





[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT B

                               ACCEPTANCE CRITERIA

The Client Software is a proxy-based Web browser for the Palm OS that provides users the ability to browse a wide variety of Internet content, including most content marked up in HTML, WML, and HDML. The browser incorporates encryption technology from Certicom.

The Client Software Requirements: a PDA modem and Internet Service Provider; 200K minimum free RAM (300K recommended).

ADDITIONAL SPECIFICATIONS AND FEATURES TO BE INTEGRATED INTO CLIENT SOFTWARE





[***]




BROWSER CLIENT SOFTWARE

OmniSky needs to be able to successfully compile the client source code into executable object form and have the software run in a manner consistent with the product specifications set forth above.

In addition, the compiled client executed in conjunction with the proxy server shall have the following functionality:

DEVICE & PLATFORM SUPPORT

- Blazer shall support handheld devices using [***] or higher, including [***]. Blazer will not support [***] handhelds.

- Blazer shall be forward compatible to support the [***], by the launch of [***]

BROWSER FUNCTIONALITY

-        Support for the following functions on Blazer toolbar and in Blazer
         Menus

         [***]



[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

         [***]

-        Support for the following options and user preferences:

         [***]

CONTENT TYPES SUPPORTED

-        [***]

CONTENT FORMATTING

-        [***]

IMAGE HANDLING

-        [***]

SECURITY

-        [***]

PERSONALIZATION

-        [***]

CONNECTIVITY

-        [***]

SPEED ENHANCEMENTS

-        [***]


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

CUSTOMIZATION

-         [***]

OTHER

-        [***]
-        [***]

WEB PROXY SERVER SOFTWARE

OmniSky shall be able to, with the assistance of Handspring, successfully install, configure and operate the proxy server. Once the proxy server is running, it shall meet the following criteria:

- Latency will not increase by more than [***] for up to [***] requests/second.

- Server will not have any unresolved priority 1 bugs, ie. Bugs that prevent the system from functioning as it was designed to.

-        [***]  logging for reporting.

-        [***]

- OmniSky will be able to extract data from the access log in following measurement interval (tools not provided):

         o httpop/s The number of accesses per second averaged over five minutes.

         o http/p5s The peak five second interval rate during that five minutes.

         o get/s The number of http get operations per second, normal data transfers to.

         o post/s The number of http post operations per second. These are used to send query is initiated by a post.

         o cgi/s The number of cgi-bin programs run on the server per second. these are operations - we don't run cgi programs on the server

         o httpb/s The number of bytes of data per second recorded in the access log transfer, so a very large transfer that takes more than a few minutes will approve the TCP output measure and will appear as an abnormally large value in one.

         o to4KB/s The number of transfers per second up to 4 kilobytes in size.

         o to16KB/s The number of transfers per second from 4 to 16 kilobytes in size.

         o to64KB/s The number of transfers per second from 16 to 64 kilobytes I in size.

         o to256KB/s The number of transfers per second from 64 to 256 kilobytes in size.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

         o ov256KB/s The number of transfers per second more than 256 kilobytes in size.

         o GATEWAY The number of http operations per second that were requested by machine takes all the Web accesses from an internal company and

PRODUCTION

-        Database replication Issues.

         o The Backend Database shall be setup to allow easy replication of user specific data to multiple sites.

         o        Database schema shall be accessible by OS at anytime.

-        Scalability/Usability:

         o The Server/service shall be scalable up to but not limited to a minimum of [***] users. Handspring should provide supporting documentation regarding scaling the browser server.

         o If the browser server has any custom scripting tools for formatting it's output to a PDA, Handspring shall provide full documentation on the scripting tool and they should be responsible for reasonable training both the Product Engineering staff and Production staff in its use. This training at a minimum shall leave both the Product and Production teams self sufficient with regard customization and maintenance/installation of this feature of the browser server.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT C


GoAmerica

YadaYada

Palm

Novatel Wireless

                                    EXHIBIT D

                                TECHNICAL SUPPORT

A designated Handspring representative shall be available (i) 24 hours per day, 7 days per week by telephone for Severity 1 and 2 problems and (ii) during normal business hours by telephone and email for Severity 3 and 4 problems. Handspring shall provide OmniSky with contact information for such representative on the Effective Date.

For all reported problems, Handspring will acknowledge receipt of the support request and assign an issue number. OmniSky may request an update on the issue at reasonable times using this issue number.

A "business day" means any day other than Saturday, Sunday and a normal Handspring holiday (New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day and Christmas
Day). "Normal business hours" are 8:00 a.m. to 5:00 p.m. (Pacific Time) during any business day.

When reporting issues, problems shall be classified by severity levels according to the following table:

Severity              Impact on OmniSky Operation                   Handspring Response
--------              ---------------------------                   -------------------
1                OmniSky service is not operational or is    Initial assessment and status response within 1
                 effectively not operational due to its      hour. Status updates as reasonably requested.
                 performance. Creates a significant impact   Handspring will provide commercially reasonable
                 on business operations and OmniSky's        efforts on a continuous basis until OmniSky
                 internal support team is available on an    service is restored to its normal functionality.
                 around the clock basis to facilitate
                 resolution.

2                Material impact on performance of OmniSky   Initial response within 2 hours. Handspring will
                 service. Service is operational but it      provide commercially reasonable efforts to
                 performs very slowly or inconsistently.     facilitate prompt resolution.

3                Annoyance. No material impact on            Support will be provided as soon as commercially
                 performance of OmniSky service.             practicable. Follow-up telephone or email
                                                             support will be available during normal business
                                                             hours.

4                Routine question regarding the operation    Support will be provided as soon as commercially
                 of the Licensed Software, a new feature     practicable. Follow-up telephone or email
                 request, documentation or any other         support will be available during normal business
                 question.                                   hours.

                                       21